CALIFORNIA WATER SERVICE GROUP ("COMPANY")

                                  COMMON STOCK

                                 TERMS AGREEMENT

                                                                   June 24, 2004

To:  The Underwriters identified herein

Dear Sirs:

         The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement dated as of August 4, 2003 ("Underwriting Agreement"), the following securities ("Offered Securities") on the following terms:

     Title:                       Common Stock.

     Number of Shares:            1,250,000 (the "Firm Shares").

     Listing:                     New York Stock Exchange.

     Purchase Price:              $26.23 per share.

     Initial Reoffering           $27.25  per  share,  subject  to change by
     Price:                       the Representative.

     Closing: 10 A.M. on June 29, 2004 (the "First Closing Date"), at Chapman and Cutler LLP, Chicago, Illinois, in Federal (same day) funds. The respective numbers of shares of the Offered Securities to be purchased by each of the several Underwriters are set forth opposite their names in Schedule A hereto.

     Blackout:                    Until 60 days after the date of the Prospectus
                                  Supplement. Each of the executive officers and directors of the Company have executed a Lock-up Letter Agreement dated June 24, 2004 containing similar restrictions.

     Name and Address of
     the Representative:          A.G. Edwards & Sons, Inc.
                                  One North Jefferson
                                  St. Louis, Missouri  63103

     Over-allotment Option:       In    addition,    on   the   basis   of   the
                                  representations,   warranties  and  agreements
                                  contained in the Underwriting  Agreement,  and
                                  subject to the terms and  conditions  therein,
                                  the  Company  hereby  grants  an option to the
                                  several  Underwriters  to purchase,  severally
                                  and not jointly, up to an aggregate of 187,500
                                  Additional  Shares, at the same purchase price
                                  per share to be paid for the Firm Shares,  for
                                  use solely in covering any overallotments made
                                  by   the   Underwriters   in  the   sale   and
                                  distribution  of the Firm  Shares.  The option
                                  granted hereunder may be exercised at any time
                                  and from time to time within 30 days after the
                                  date  of this  Agreement  upon  notice  by the
                                  Representative  to the Company  setting  forth
                                  the aggregate  number of Additional  Shares as
                                  to which the  Underwriters  are exercising the
                                  option,  the names and  denominations in which
                                  the  certificates  for such  shares  are to be
                                  registered  and the  time  and  place at which
                                  such certificates will be delivered. Such time
                                  of delivery (which may not be earlier than the
                                  First Closing Date,  being herein  referred to
                                  as  a  "Subsequent  Closing  Date")  shall  be
                                  determined  by the  Representative,  but if at
                                  any time  other than the First  Closing  Date,
                                  shall not be earlier than three nor later than
                                  10 full business  days after  delivery of such
                                  notice of exercise.  The number of  Additional
                                  Shares  to be  purchased  by each  Underwriter
                                  shall be determined by multiplying  the number
                                  of Additional Shares to be sold by a fraction,
                                  the  numerator  of which is the number of Firm
                                  Shares to be purchased by such  Underwriter as
                                  set forth  opposite its name in Schedule A and
                                  the  denominator  of which is the total number
                                  of Firm Shares (subject to such adjustments to
                                  eliminate any  fractional  share  purchases as
                                  the Representative in its absolute  discretion
                                  may  make).  The  manner  of  payment  for and
                                  delivery of the Additional Shares shall be the
                                  same as for the Firm Shares. All conditions in
                                  Section  3  of  the   Underwriting   Agreement
                                  applicable  to the  purchase  of  the  Offered
                                  Securities on the First Closing Date shall be applicable to any Subsequent Closing Date.

         The provisions of the Underwriting Agreement are incorporated herein by reference.

         The Offered Securities will be made available for checking and packaging at the office of Chapman and Cutler LLP at least 24 hours prior to the Closing Date.

         For  purposes  of  Section 6 of the  Underwriting  Agreement,  the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the sixth paragraph under the caption "Underwriting" in the prospectus supplement and the information regarding stabilization and over-allotment transactions, syndicate covering transactions and penalty bids appearing in the tenth paragraph under the caption "Underwriting" in the prospectus supplement.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                  Very truly yours,

                                  CALIFORNIA WATER SERVICE GROUP



                                  By  /s/ Richard D. Nye
                                     -----------------------------------
                                     Its:       C.F.O.
                                         -------------------------------

         The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.


A.G. EDWARDS & SONS, INC.


By /s/ Michael L. Essex
  --------------------------------------------------------
 Its:  Sr. Vice President, Director of Syndicate
    ------------------------------------------------------

JANNEY MONTGOMERY SCOTT LLC


By /s/ William L. Runon-Miller
  --------------------------------------------------------
 Its:  Senior Vice President, Director of Investment Banking
    ------------------------------------------------------

STIFEL, NICOLAUS & COMPANY, INCORPORATED


By /s/ T. Richard Kendrick
  --------------------------------------------------------
 Its:   Senior Managing Director
    ------------------------------------------------------

J.J.B. HILLARD, W.L. LYONS, INC.


By /s/ L. Shawn Breskow
  --------------------------------------------------------
 Its:  Vice President
    ------------------------------------------------------

                                   SCHEDULE A

UNDERWRITER                                                  NUMBER OF SHARES

A.G. Edwards & Sons, Inc..............................           625,000

Janney Montgomery Scott LLC...........................           250,000

Stifel, Nicolaus & Company, Incorporated..............           250,000

J.J.B. Hilliard, W.L. Lyons, Inc......................           125,000
                                                               ---------

Total.................................................         1,250,000
                                                               =========